UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
e) Effective as of March 17, 2009, Tollgrade Communications, Inc. (the “Company”) entered into agreements with certain of its executive officers that provide for the payment of benefits in connection with a termination from employment under certain circumstances, as described in more detail herein.
     Overview
     Beginning in August 2008, as part of the Company’s ongoing review of its compensation practices, the Compensation Committee, upon the recommendation of the Company’s chief executive officer, has been evaluating the severance policies and practices applicable to the Company’s management team. To assist the Company in this review, the Compensation Committee engaged the compensation consultant, Towers Perrin, to review industry standards and provide advice to the Compensation Committee in connection with its deliberations concerning the appropriate structure and terms for severance and change in control benefits for management.
     In connection with its review the Compensation Committee considered both the number of employees that were parties to existing change in control agreements and the terms of such agreements, including the extent to which the terms were consistent with the recently modified published requirements of the Corporate Governance Policies and Guidelines issued by RiskMetrics Group ISS (herein, the “Guidelines”), a proxy advisory firm for many institutional investors. As a result of its review the Committee determined that having sixteen change in control agreements in effect at that time was not consistent with current industry best practice and was not required by the Company’s ongoing business and executive needs. Accordingly, the Committee determined to limit change in control agreements to the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, and to allow the change in control agreements with other employees to expire in accordance with their terms or, in certain other cases, to negotiate the termination of these agreements prior to their expiration and transition these persons to other forms of severance and other compensation.
     Working with Towers Perrin, the Company developed a target structure for the change in control and severance agreements in the context of the Company’s overall compensation practices and management structure. This structure included the concept of a three-tiered approach to severance and change in control, with the first tier including the employment agreement with the Company’s Chief Executive Officer which was negotiated in connection with Mr. Ferrara’s promotion to the office in 2007, the second tier including an agreement for the Chief Financial Officer and General Counsel, and a third tier for five other executive officers named below. The purpose of this tiered approach was to align the benefits more closely with industry practice and to control the ultimate potential cost to the Company of the benefit. Outside of these three tiers, any remaining change in control or other severance agreements would either be allowed to expire or were terminated in exchange for a new severance agreement and other benefits to the affected employee. At a meeting held on January 26, 2009, the Compensation Committee approved the three-tiered approach and strategy to reduce the number of change in control agreements and the modified terms described below.
     At the meeting held on January 26, 2009 and a subsequent meeting held on February 13, 2009, the Committee reviewed and discussed drafts of the forms of the tier two and tier three agreements, including, upon the recommendation of Towers Perrin and the Company’s outside counsel, modifications to the definition of change in control which had historically appeared in the executive change in control agreements. The Committee noted that the existing form of change in control agreements already provided for a “double-trigger” such that both a change in control and termination of employment (whether directly or with “Good Reason for Termination” by the executive) within a fixed period of time of the change in control would have to occur before a payment obligation would be triggered under the agreement. The Committee retained the “double-trigger” concept but revisited the definition of change in control in light of the recently modified Guidelines. At a meeting held on March 9, 2009, the Committee continued its discussions and recommended the two forms of agreement for approval by the full board.

     The most significant modifications to the form of change in control agreement in effect prior to the changes described herein include: (i) revising the definition of change in control to require the consummation of the change in control transaction rather than only approval by the Board of Directors or shareholders; (ii) conforming the change in control definition with the definition in Mr. Ferrara’s employment agreement and the Company’s 2006 Long-Term Incentive Compensation Plan with respect to a change in the majority of the incumbent board; (iii) modifying the definition of good reason for termination to be consistent with the safe harbor language of Section 409A of the Internal Revenue Code and with the CEO employment agreement; and (iv) providing that the initial term of the agreement would be three rather than two years. At a meeting on March 10, 2009, the Board of Directors, upon the recommendation of the Compensation Committee and the Corporate Governance Committee, approved the forms of the tier two and tier three agreements.
Descriptions of Agreements
     Sara M. Antol and Gary M. Bogatay, Jr.
     Effective March 17, 2009, Sara M. Antol and Gary M. Bogatay, Jr. entered into agreements with the Company relating to payments to be made to them in the event of their involuntary termination of employment without cause (including the executive’s termination of employment for good reason) in connection with a change in control or otherwise (herein, the “Change in Control Agreements”). The Change in Control Agreements have an initial term of three years, and are automatically extended for successive two year periods unless terminated by either party upon not less than 60 days’ written notice prior to the end of the then current term.
     If the executive’s employment is terminated by the Company without Cause for Termination (including the executive’s termination of employment for Good Reason for Termination), and such termination does not occur in connection with a Change in Control (each as defined in the Change in Control Agreement), the executive is entitled to receive payment in a amount equal to the executive’s annual base salary. In addition, the executive is entitled to receive payment of executive placement agency fees of up to $6,000 and to the continuation of certain health and welfare benefits for a period of 12 months.
     If the executive’s employment is terminated either six months before or within two years after a Change in Control or is terminated by the executive for Good Reason for Termination within such period, the executive is entitled to receive a lump sum cash payment equal to an amount that is two times the sum of (a) the greater of (i) the executive’s annual base salary for the year then in effect (or in effect on the date immediately preceding the date of the event which gave rise to the Good Reason for Termination) or (ii) the executive’s annual base salary for the year in effect on the date of the Change-in-Control, and (b) the greater of (i) the average annual cash award received by the executive as incentive compensation or bonus for the two calendar years immediately preceding the termination date (or the date immediately preceding the date of the event which gave rise to the Good Reason for Termination) or (ii) the average annual cash award received by the executive as incentive compensation or bonus for the two calendar years immediately preceding the date of the Change-in-Control. In addition to the foregoing, the executive is entitled to receive payment of executive placement agency fees of up to $6,000 and to the continuation of certain health and welfare benefits for a period of 24 months.
     Receipt of the payments and benefits described above is subject to the executive signing a separation and mutual release of claims agreement. The Change in Control Agreements further include confidentiality provisions and covenants against competition. The Change in Control Agreements represent the executive’s sole entitlement to severance payments and benefits in connection with termination of employment.
     The Change in Control Agreements replace the change in control and severance agreements previously entered into between the Company and Ms. Antol and Mr. Bogatay.
     Joseph G. O’Brien, David L. Blakeney, Grant Cushny, Robert King and Kenneth Shebek
     Effective March 17, 2009, Joseph G. O’Brien (Vice President, Human Resources), David L. Blakeney (Vice President, Research and Development), Grant Cushny (Vice President of Global Sales and Professional Services), and Robert King (Vice President, Sales and Marketing) entered into agreements with the Company relating to payments to be made to them in the event of their involuntary termination of employment without cause (but not including the executive’s termination of employment for good reason)(herein, the “Severance Agreements”). The Severance Agreements have an initial term of three years, and are automatically extended for successive two year periods unless terminated by either party upon not less than 60 days written notice prior to the end of the current term.
     Under the Severance Agreements, if the executive’s employment is terminated by the Company without Cause (as defined in the Severance Agreements), the executive is entitled to receive payment in an amount equal to the executive’s annual base salary. The executive is also entitled to receive payment of executive placement agency fees of up to $6,000 and to the continuation of certain health and welfare benefits for a period of 12 months. Receipt of these payments and benefits is subject to the executive signing a separation and mutual release of claims agreement. The Severance Agreements further include confidentiality provisions and covenants against competition. The Severance Agreements represent the executive’s sole entitlement to severance payments and benefits in connection with termination of employment. The Severance Agreements specifically replace the change-in-control and/or severance agreements previously entered into between the Company and Messrs. O’Brien, Blakeney and Cushny.
     Effective March 17, 2009, Kenneth J. Shebek (Vice President, Operations) entered into an agreement with the Company containing the same terms contained in the Severance Agreements described above, but additionally including a retention payment of $50,000, payable in two equal installments on the six and twelve month anniversaries of the date of employment, provided he is still in the employ of the Company. If the Company terminates his employment prior to twelve months from the date of employment for any reason other than for cause, the balance of the retention payment shall be paid. The agreement with Mr. Shebek specifically replaces the severance and retention agreement previously entered into between him and the Company.
     The foregoing summary of the Change in Control Agreements, Severance Agreements, and the agreement with Mr. Shebek is qualified in its entirety by reference to the full terms and conditions of these agreements, copies of which are filed as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
10.1	Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Sara M. Antol, filed herewith.

10.2	Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Gary W. Bogatay, Jr. filed herewith.

10.3	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Joe O’Brien, filed herewith.

10.4	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Robert King, filed herewith

10.5	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Grant Cushny, filed herewith.

10.6	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and David L. Blakeney, filed herewith

10.7	Severance and Retention Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Kenneth J. Shebek, filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: March 19, 2009	By:	/s/ Sara M. Antol

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Sara M. Antol, filed herewith.

10.2	Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Gary W. Bogatay, Jr. filed herewith.

10.3	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Joe O’Brien, filed herewith.

10.4	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Robert King, filed herewith

10.5	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Grant Cushny, filed herewith.

10.6	Severance Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and David L. Blakeney, filed herewith

10.7	Severance and Retention Agreement dated March 17, 2009 between Tollgrade Communications, Inc. and Kenneth J. Shebek, filed herewith.